Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

Overview

On September 22, 2017 (the “Effective Date”), Oregon Potato Company, a Washington corporation (“Buyer”), acquired certain of the assets, properties and rights related to the frozen fruits, vegetable blends and beverages, and frozen desserts business (the “Frozen Business”) of Inventure Foods, Inc., a Delaware corporation (the “Company” or “Inventure Foods”), and its wholly owned subsidiaries, Rader Farms, Inc., a Delaware corporation (“Rader”), and Willamette Valley Fruit Company, a Delaware corporation (“Willamette”) (collectively, the “Frozen Business”), pursuant to an Asset Purchase Agreement, dated as of September 8, 2017, by and among the Company, Rader, Willamette and Buyer (the “Purchase Agreement”), for cash consideration of $50.0 million, adjusted for estimated net working capital as of the Effective Date and reduced for transaction costs (the “Transaction”).

In accordance with the Purchase Agreement, Buyer acquired certain of the assets, properties and rights of the Frozen Business, including inventory, frozen food processing equipment assets, certain real property and associated plants primarily located in Lynden, Washington and Salem, Oregon, and other intellectual property. The Frozen Business plants processed and packaged individually quick frozen (“IQF”) fruits sold primarily to grocery stores, club stores and mass merchandisers and through the industrial channel as ingredients.

In addition, on March 23, 2017, The Pictsweet Company, a Delaware corporation (“Pictsweet”), acquired certain of the assets, properties and rights of Fresh Frozen Foods, Inc. (“Fresh Frozen”), a wholly owned subsidiary of the Company, pursuant to an Asset Purchase Agreement, dated as of March 23, 2017, by and among the Company, Fresh Frozen and Pictsweet (the “Fresh Frozen Transaction”).

Basis of Presentation

The following unaudited pro forma consolidated condensed financial statements of the Company were derived from its historical consolidated financial statements and are being presented to give effect to the sale of the Frozen Business. The unaudited pro forma consolidated condensed statements of operations for the six months ended July 1, 2017 and the year ended December 31, 2016 reflect the Company’s results as if the Transaction and the Fresh Frozen Transaction had occurred on December 27, 2015, the first day of fiscal 2016. The unaudited pro forma consolidated condensed balance sheet as of July 1, 2017 gives effect to the Transaction as if it occurred on such date.

The Inventure Foods columns in the unaudited pro forma consolidated condensed financial statements reflect the Company’s historical financial statements for the periods presented and do not reflect any adjustments related to the Transaction and related events.

The Frozen Business columns in the unaudited pro forma consolidated condensed financial statements reflect the historical direct financial statement balances of the Frozen Business for the periods presented and do not reflect any adjustments related to the Transaction and related events.

The Fresh Frozen Foods column in the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2016 reflect the historical direct financial statement balances of the Fresh Frozen Business for the period presented and do not reflect any adjustments related to the Fresh Frozen Transaction and related events. As the operations of Fresh Frozen were reported as discontinued operations for the six months ended July 1, 2017, the operations, assets, liabilities and equity of the Fresh Frozen Business are not included in the Inventure Food column in the unaudited pro forma consolidated condensed financial statements as of and for the six months ended July 1, 2017.

The Pro Forma adjustments columns are the adjustments to Inventure Foods consolidated financial statements amounts to reflect adjustments necessary as if the Transaction and the Fresh Frozen Transaction had occurred on December 27, 2015, the first day of fiscal 2016, for the statements of operations and as of July 1, 2017 for the balance sheet in the Company’s pro forma financial statements. The adjustments represent the Company’s current best estimates and may differ from those that will be calculated to report Inventure Foods as discontinued operations in Inventure Foods’ future filings.

The unaudited pro forma consolidated condensed financial statements are subject to the assumptions and adjustments described in the accompanying notes. Management believes that these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. The unaudited pro forma consolidated condensed financial statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Transaction occurred as of and for the periods indicated.  In addition, the unaudited pro forma consolidated condensed financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of the Company’s historical or future results of operations or financial condition had the Transaction been completed on the dates assumed.

The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the Securities and Exchange Commission on March 31, 2017, and the Company’s historical unaudited consolidated financial statements as of and for the six months ended July 1, 2017 included in the Company’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 10, 2017, both of which are available at the Company’s web site at www.inventurefoods.com.

INVENTURE FOODS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

AS OF JULY 1, 2017

(in thousands)

		(A)
	Inventure Foods, Inc.	Frozen Business	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$3,007	$(567)	$567	(C)	$3,007
Accounts receivable, net	16,929	(7,133)	—		9,796
Inventories	44,325	(29,625)	—		14,700
Other current assets	2,607	(522)	—		2,085
Total current assets	66,868	(37,847)	567		29,588

Property and equipment, net	52,069	(19,023)	—		33,046
Goodwill	14,985	(8,999)	—		5,986
Trademarks and other intangibles, net	4,749	(3,853)	—		896
Other assets	1,326	(488)	—		838
Total assets	$139,997	$(70,210)	$567		$70,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,959	$(5,803)	$1,068	(D)	$21,224
Accrued liabilities	8,367	(3,479)	934		5,822
Line of Credit	19,949	—	(19,949	)(D)	—
Current portion of long-term debt	71,051	(2,072)	(14,836	)(D)	54,143
Total current liabilities	125,326	(11,354)	(32,783)		81,189

Long-term debt, less current portion	—	—	—		—
Line of credit	—	—	—		—
Deferred income tax liability	3,353	—	—		3,353
Other liabilities	2,065	(1,291)	—		774
Total liabilities	130,744	(12,645)	(32,783)		85,316

Stockholders’ equity:
Common stock	202	—	—		202
Additional paid-in capital	36,339	—	—		36,339
Retained earnings	(26,817)	(57,565)	33,350	(E)	(51,032)
	9,724	(57,565)	33,350		(14,491)
Less: treasury stock	(471)	—	—		(471)
Total stockholders’ equity	9,253	(57,565)	33,350		(14,962)
Total liabilities and stockholders’ equity	$139,997	$(70,210)	$567		$70,354

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 1, 2017

(in thousands, except per share data)

		(A)			Pro Forma
	Inventure Foods, Inc.	Frozen Business	Pro Forma Adjustments		Inventure Foods
Net revenues	$100,974	$(44,154)	$—		$56,820
Cost of revenues	82,348	(35,806)	—		46,542
Gross profit	18,626	(8,348)	—		10,278
Operating expenses:
Selling, general and administrative expenses	15,924	(2,731)	(138	)(F)	13,055
Impairment of goodwill and intangible asset	—	—	—		—
Operating income (loss)	2,702	(5,617)	138		(2,777)
Non-operating (income) expense:
Interest expense, net	4,787	(16)	(1,438	)(G)	3,333
Income (loss) before income tax expense	(2,085)	(5,601)	1,576		(6,110)
Income tax expense	(113)	—	(1,489	)(H)	(1,602	)(I)
Net income (loss) from continuing operations	$(2,198)	$(5,601)	$87		$(7,712)

Earnings (loss) per common share:
Basic	$(0.11)	$(0.28)	$0.00		$(0.39)
Diluted	$(0.11)	$(0.28)	$0.00		$(0.39)

Weighted average number of common shares:
Basic	19,708	19,708	19,708		19,708
Diluted	19,708	19,708	19,708		19,708

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share data)

(B)
(A) Inventure Foods, Inc.	(B) Fresh Frozen Foods	Frozen Business	Fresh Frozen Pro Forma Adjustments	Frozen Business Pro Forma Adjustments	Pro Forma Combined
Net revenues	$269,012	$(48,132)	$(112,407)	$—	$—	$108,473
Cost of revenues	236,253	(46,377)	(99,106)	—	—	90,770
Gross profit	32,759	(1,755)	(13,301)	—	—	17,703
Operating expenses:
Selling, general and administrative expenses	34,994	(3,314)	(5,764)	(24)	(252	)(F)	25,640
Impairment of goodwill and intangible asset	15,446	(15,446)	—	—	—	—
Operating income (loss)	(17,681)	17,005	(7,537)	24	252	(7,937)
Non-operating (income) expense:
Interest expense, net	9,874	—	(10)	(1,415)	(2,643	)(G)	5,806
Income (loss) before income tax expense	(27,555)	17,005	(7,527)	1,439	2,895	(13,743)
Income tax expense	2,694	—	—	6,824	(1,714	)(H)	7,804	(I)
Net income (loss)	$(30,249)	$17,005	$(7,527)	$(5,385)	$4,609	$(21,547)

Earnings (loss) per common share:
Basic	$(1.54)	$0.87	$(0.38)	$(0.27)	$0.23	$(1.10)
Diluted	$(1.54)	$0.87	$(0.38)	$(0.27)	$0.23	$(1.510)

Weighted average number of common shares:
Basic	19,644	19,644	19,644	19,644	19,644	19,644
Diluted	19,644	19,644	19,644	19,644	19,644	19,644

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

The unaudited pro forma Consolidated Condensed Statements of Operations for the year ended December 31, 2016 and the six month period ended July 1, 2017 reflect the Company’s results as if the Transaction had occurred on December 27, 2015, the first day of fiscal 2016. The unaudited pro forma consolidated condensed balance sheet as of July 1, 2017 gives effect to the Transaction as if it occurred on such date.

(A)	Reflects the pro forma separation adjustment for the operations, assets, liabilities and equity of the Frozen Business, which was derived from the historical combined financial statements

(B)

Reflects the pro forma separation adjustment for the operations, assets, liabilities and equity of the Fresh Frozen Business, which was derived from the historical combined financial statements as discussed in the 8-K/A filed on April 18, 2017

Unaudited Pro Forma Consolidated Condensed Balance Sheet

(C)

Reflects adjustments for assets not purchased or liabilities not assumed by Buyer.  The Buyer did not purchase or assume cash or outstanding checks, payroll, benefits and other employee related costs, or all types of taxes relating to the Frozen Business.

(D)	Reflects total net proceeds from the sale that were used to pay down the Company’s Wells Fargo Line of Credit and Benefit Street Partners Term Loan.

Total proceeds
Purchase Price	$50,000
Net Working Capital Adjustment	(5,132)
Transaction costs	(8,011)
Rader and Willamette equipment notes	(2,072)
$34,785

(E)	Reflects the net adjustments on the statement of operations for the effects of the sale of the Frozen Business and the necessary pro forma adjustments as if the transaction occurred on July 1, 2017.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

(F)	Reflects equity compensation related to the Frozen Business employees recorded at the parent Company.

(G)	Reflects the interest expense eliminated as a result of the pay down of debt from the net proceeds of the sale of Frozen Business discussed above in footnote (D).

(H)

Represents the tax implications of removing the Frozen Business direct income and expense as well as the adjustments needed to reflect pro forma adjustments. The Company used the applicable statutory rate of 37%.

(I)

The pro forma consolidated income tax expense for fiscal 2016 includes a $12.6 million valuation allowance recorded against the Company’s net deferred tax assets. The deferred tax assets include net operating losses from the Fresh Frozen business that will remain with the Company after the sale.